Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

PetroShare Corp.

We consent to the use in this Amendment No. 1 to Registration Statement on Form S-1 of PetroShare Corp. of our report dated April 17, 2015, relating to the financial statements of PetroShare Corp., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ StarkSchenkein, LLP
StarkSchenkein, LLP
Denver, Colorado
October 21, 2016